Report of Independent
Registered Public Accounting Firm

To the Shareholders and Board
of Directors of
Federated Managed Pool Series:

In planning and performing our
audit of the financial statements
of Federated International Bond
Strategy Portfolio (one of the
 portfolios constituting Federated
 Managed Pool Series) (the
"Fund") as of and for the year
ended November 30, 2010, in
accordance with the standards of the
Public Company Accounting
Oversight Board (United States),
we considered the Fund's internal
control over financial reporting,
including controls over safeguarding
securities, as a basis for
designing our auditing procedures
for the purpose of expressing our
opinion on the financial
statements and to comply with the
 requirements of Form N-SAR, but
not for the purpose of
expressing an opinion on the
effectiveness of the Fund's
internal control over financial
reporting.
Accordingly, we express no
such opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. A
company's internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability
of financial reporting and the
preparation of financial
statements for external purposes
 in accordance with generally
accepted accounting principles.
A
company's internal control over
financial reporting includes those
policies and procedures that
(1) pertain to the maintenance of
records that, in reasonable detail,
 accurately and fairly reflect
the transactions and dispositions
of the assets of the company; (2)
provide reasonable assurance
that transactions are recorded as
necessary to permit preparation of
financial statements in
accordance with generally accepted
 accounting principles, and that
receipts and expenditures of
the company are being made only in
accordance with authorizations of
 management and
directors of the company; and (3)
provide reasonable assurance regarding
prevention or timely
detection of unauthorized acquisition,
use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness
to future periods are
subject to the risk that controls may
become inadequate because of changes in
conditions, or that
the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a
control does not allow management or
employees, in the normal course of
performing their
assigned functions, to prevent or
detect misstatements on a timely basis.
A material weakness is
a deficiency, or a combination of
deficiencies, in internal control
over financial reporting, such
that there is a reasonable possibility
that a material misstatement of the
company's annual or
interim financial statements will
not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in
the Fund's internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of
November 30, 2010.

This report is intended solely for
the information and use of management
and the Board of
Directors of the Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



Ernst & Young LLP

Boston, Massachusetts
January 25, 2011